UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): September 4, 2012

FITS MY STYLE, INC.
(Name of registrant in its charter)

Nevada	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

9A Yadin Igal Street
Ra’anana, Israel  43582
 (Address of principal executive offices)

+972-9-7748757
 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01   Changes in Control of Registrant.

On September 4, 2012 (the “Closing Date”), Nir Bar, KAEYO Investments Ltd., Orit Wolkin, Juemin Chu and other certain stockholders (the “Selling Stockholders”) of 3,315,000 shares of common stock of Fits My Style Inc. (the “Registrant”), representing approximately 80.8% of the issued and outstanding common stock of the Registrant (the “Shares”), entered into and performed a securities purchase agreement (the “SPA”) pursuant to which the Selling Stockholders sold the Shares to Tungsten 74, LLC, a Delaware limited liability company (“Tungsten”) controlled by Viacheslav Kriventsov.  Pursuant to the SPA, the Selling Stockholders sold the Shares to Tungsten for aggregate consideration of $333,406 or approximately $0.10 per share.

The Registrant contemplates that the Registrant and certain beneficial stockholders (the “AntriaBio Stockholders”) of AntriaBio, Inc., a Delaware corporation (“AntriaBio”), shall enter into a share exchange and reorganization agreement by and which the AntriaBio Stockholders shall exchange all of the issued and outstanding shares of AntriaBio capital currently held by the AntriaBio Stockholders in exchange for such number of shares of common stock of the Registrant as shall constitute approximately 88.0% of the then outstanding common stock  (the “Exchange”).  The result of the Exchange, assuming such transaction is consummated, of which there can be no assurance, AntriaBio shall become a wholly-owned subsidiary of the Registrant.

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA, effective at the Closing Date:  (a) Nir Bar resigned as the Registrant’s President and Treasurer; (b) Guy Turnowiski resigned as the Registrant’s director and  Secretary; and (c) Nickolay V. Kukekov was appointed to serve as the Registrant’s Chief Executive Officer and director.  In addition, in accordance with the SPA, Nir Bar’s resignation as a director of the Registrant will be effective as of September 15, 2012.  Dr. Kukekov will not receive any compensation for his service as the Registrant’s Chief Executive Officer and director.  Dr. Kukekov’s appointment to serve as the Registrant’s Chief Executive Officer and director is directly related to the SPA and the Exchange.  Tungsten, as the Registrant’s majority stockholder determined it to be in the best interests of the Registrant to appoint a member of AntriaBio’s board of directors to serve as the Registrant’s Chief Executive Officer and director to facilitate the potential reverse merger between the Registrant and AntriaBio.  As a result, Dr. Kukekov was appointed to serve as the Registrant’s Chief Executive Officer and sole director.  There are no related party transactions between the Registrant and Dr. Kukekov that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Directors and Officers

Nickolay V. Kukekov (age 38) was appointed to serve as the Registrant’s Chief Executive Officer and as the Registrant’s director as of the Closing Date.  Dr. Kukekov currently serves as the managing director of Highline Research Advisors.  Prior to forming Highline Research Advisors, a division of John Thomas Financial, Dr. Kukekov was the Managing Director of Healthcare Investment Banking at Summer Street Research from October 2010 to August 2012.  In September 2009, Dr. Kukekov was a co-founder of the Healthcare Investment Banking group at Gilford Securities.  From December 2007 to July 2009, Dr. Kukekov served as the managing director of Paramount BioCapital, where he ran the advisory, M & A and capital raising services for in-house private and public portfolio companies. Dr. Kukekov holds a Bachelor of Science degree in Molecular, Cellular and Developmental Biology from the University of Colorado at Boulder and a Ph.D. in Neuroscience from Columbia University, College of Physicians and Surgeons in New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FITS MY STYLE, INC.

Date: September 7, 2012	By: /s/ Nickolay V. Kukekov
Nickolay V. Kukekov Chief Executive Officer